EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2004 relating to the financial statements, which appears in Specialized Health Products International, Inc.'s Form 10-KSB for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
September 27, 2004